SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

CONTINENTAL FUELS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	33-33042	22-3161629
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)
9901 IH 10 West, Suite 800
San Antonio, Texas 78230

(Address of Principal Executive Offices)

(210) 558-2800

(Registrant's Telephone Number, including area code)

(Former Name or Address, if Changed Since Last Report)

Section 1.  Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Contract

Receivables Purchase Agreement with Gulf Coast Bank and Trust Company

On June 12, 2007 (the Closing Date”), Continental Fuels Inc. ("CFUL" or the “Registrant”), a Nevada corporation and a majority owned subsidiary of Universal Property Development and Acquisition Corporation, entered into a Receivables Purchase Agreement with Gulf Coast Bank and Trust Company (the “RPA”). Pursuant to the terms and conditions of the RPA, the Registrant agreed to sell to Gulf Coast Bank and Trust Company (“GCBTC”), and GCBTC agreed to purchase, such of the Registrant’s receivables as are from time to time added to the Schedule of Accounts to the RPA or which are otherwise offered for sale to GCBTC by the Registrant. Any capitalized terms not defined herein shall have the meaning given to them in the RPA.

Under the terms of the RPA, GCBTC shall make an Initial Payment to the Registrant upon the purchase of a receivable of 75% of the face amount of that receivable. Thereafter, GCBTC shall make a Residual Payment to the Registrant of the amount collected on the factored receivable minus the amount of the Initial Payment and all discounts, fees and charges. GCBTC shall charge a Fixed Discount Percentage for each factored receivable based on the number of days in the period between the payment of the Initial Payment by GCBTC to the Registrant and the date of the payment of the receivable. If such period is 30 days or less, the Fixed Discount Percentage shall equal 1.65% of the face amount of the factored receivable. If such period is greater than 30 days, the Fixed Discount Percentage shall equal 1.65% of the face amount of the factored receivable plus an additional .06% of such amount for each day that the receivable remains unpaid.

GCBTC has the right to refuse to purchase any receivables presented for purchase by the Registrant. The aggregate value of the receivables that GCBTC has committed to purchase under the terms of the RPA is limited to $2,500,000.

The aggregate value of the Obligations under the RPA is securitized by a continuing first priority security interest in the Collateral granted by the Registrant in favor of GCBTC. Such collateral consists of, but is not limited to, the accounts, chattel paper, investment property, general intangibles, deposit accounts, equipment and inventory of the Registrant. In connection with the execution of the RPA by the Registrant, Timothy Brink, the Chief Executive Officer of the Registrant, executed a personal guarantee in favor of GCBTC to guarantee the prompt payment, performance and satisfaction of the Registrant’s obligations under the terms of the RPA.

The foregoing description of the RPA, related documents, and the transactions contemplated thereby, is a summary of terms, is not intended to be complete and is qualified in its entirety by the complete text of those agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Report.

Section 9.  Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1	Receivables Purchase Agreement by and between Continental Fuels, Inc. and Gulf Coast Bank and Trust Company, dated as of June 12, 2007.

10.2	RPA Guaranty agreement dated June 12, 2007 executed by Mr. Timothy Brink in favor of Gulf Coast Bank and Trust Company.

99.1	Press Release dated June 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Fuels, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL FUELS, INC.

Dated: June 15, 2007	By:	/s/ Timothy Brink
Timothy Brink
CEO and President

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

10.3	Receivables Purchase Agreement by and between Continental Fuels, Inc. and Gulf Coast Bank and Trust Company, dated as of June 12, 2007.

10.4	RPA Guaranty agreement dated June 12, 2007 executed by Mr. Timothy Brink in favor of Gulf Coast Bank and Trust Company.

99.1	Press Release dated June 11, 2007